                                                                               .
                                                                               .
                                                                               .

                                   EXHIBIT 12

                              THE GILLETTE COMPANY

                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                           SIX MONTHS           SIX MONTHS
Dollars in millions                                                           ENDED               ENDED
                                                                          JUNE 30, 2005        JUNE 30, 2004
                                                                          -------------        --------------
EARNINGS:

              Income from continuing operations before income taxes         $   1,318              1,131
              Interest expense                                                     35                 23
              Interest portion of rental expense                                   17                 21
              Amortization of capitalized interest                                  5                  4

                                                                            ---------              -----
              Earnings available for fixed charges                          $   1,375              1,179
                                                                            =========              =====

FIXED CHARGES:
              Interest expense                                              $      35                 23
              Interest capitalized                                                  3                  1
              Interest portion of rental expense                                   17                 21

                                                                            ---------              -----
              Total fixed charges                                           $      55                 45
                                                                            =========              =====

 RATIO OF EARNINGS TO FIXED CHARGES                                              25.0               26.2
                                                                            =========              =====

Dollars in millions
                                                                          2004     2003      2002      2001      2000
                                                                         ------    -----    -----     -----     -----
EARNINGS:
              Income from continuing operations before income taxes       2,384    1,964    1,752     1,342     1,288
              Interest expense                                               54       54       84       145       223
              Interest portion of rental expense                             36       41       43        31        25
              Amortization of capitalized interest                            9       10       10         9         6

                                                                          -----    -----    -----     -----     -----
              Earnings available for fixed charges                        2,483    2,069    1,889     1,527     1,542
                                                                          =====    =====    =====     =====     =====

FIXED CHARGES:
              Interest expense                                               54       54       84       145       223
              Interest capitalized                                            4        2        4        11        23
              Interest portion of rental expense                             36       41       43        31        25

                                                                          -----    -----    -----     -----     -----
              Total fixed charges                                            94       97      131       187       271
                                                                          =====    =====    =====     =====     =====

 RATIO OF EARNINGS TO FIXED CHARGES                                        26.4     21.4     14.5       8.2       5.7
                                                                          =====    =====    =====     =====     =====